SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

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                           Tri-Continental Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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--------------------------------------------------------------------------------
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                          Tri-Continental Corporation

                    100 Park Avenue, New York, New York 10017

                     New York City Telephone (212) 850-1864
                       Toll-Free Telephone (800) 221-2450

                    Notice of Annual Meeting of Stockholders
                           to be held on May 20, 1999

To the Stockholders:

     The 69th Annual Meeting of Stockholders (the "Meeting") of Tri-Continental Corporation, a Maryland corporation (the "Corporation"), will be held at the Four Seasons Resort, 2800 South Ocean Boulevard, Palm Beach, Florida 33480 on May 20, 1999 at 10:00 A.M., for the following purposes:

     (1)  To elect four Directors;
     (2) To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation for 1999;
     (3) To consider an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock; and
     (4) To transact such other business as may properly come before the Meeting or any adjournment thereof, including acting upon the three Stockholder proposals presented under the heading "Other Matters" in the Proxy Statement accompanying this Notice, if those proposals are brought before the Meeting;

all as set forth in the Proxy Statement accompanying this Notice.

     The minute book of the Corporation will be available at the Meeting for inspection by Stockholders.

     The close of business on March 18, 1999 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                      By order of the Board of Directors,

                                      /s/Frank J. Nasta
                                      ------------------------------
                                      Secretary

Dated:  New York, New York, April 19, 1999

                                    --------

                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed Proxy Card, date and sign it, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your Proxy promptly. A Proxy will not be required for admission to the Meeting.

                                                                  April 19, 1999

                           Tri-Continental Corporation

                    100 Park Avenue, New York, New York 10017

                                 PROXY STATEMENT
                                     for the
            Annual Meeting of Stockholders to be held on May 20, 1999


     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation ("Tri-Continental" or the "Corporation") to be used at the 69th Annual Meeting of Stockholders (the "Meeting") to be held in Palm Beach, Florida on May 20, 1999.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no instructions and return your signed Proxy, your shares will be voted (i) for the election of four Directors, (ii) for the ratification of selection of auditors,
(iii) for the approval of an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock, (iv) against all Stockholder proposals and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment. You may revoke your Proxy or change it by written notice to the Corporation (Attention: Secretary) or by notice at the Meeting at any time prior to the time it is voted.

     The close of business on March 18, 1999 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the "Preferred Stock"), each share being entitled to two votes, and 116,605,918 shares of common stock, par value $0.50 (the "Common Stock"), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast.

     In the event that a quorum is not represented at the Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any management proposal are not received by May 20, 1999, the persons named as Proxies may propose and vote for one or more adjournments of the Meeting if a quorum is not represented or, if a quorum is so represented, only with respect to such management proposal, with no notice other than an announcement at the Meeting, and further solicitation may be made. Shares represented by Proxies indicating a vote against a management proposal will be voted against adjournment in respect of that proposal.

     The Corporation's manager is J. & W. Seligman & Co. Incorporated (the "Manager"). The Corporation's stockholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The Corporation will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report, if any, to any Stockholder upon request to Seligman Data Corp. at 1-800-221-2450.

     It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 19, 1999.


                            A. Election of Directors
                            ------------------------
                                  (Proposal 1)

     There are twelve Directors presently in office. The Board is currently divided into three classes, and the members of each class hold office for a term of three years unless elected in the interim. The term of one class expires in each year.

     At the Meeting this year, four Directors are to be elected. Messrs. John E. Merow, James C. Pitney and James N. Whitson and Ms. Betsy S. Michel, each of whose term will expire at the 1999 Annual Meeting, have been recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election to the class whose term will expire in 2002.

     It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote for the election of Messrs. Merow, Pitney and Whitson and Ms. Michel. Mr. Merow has been a Director of the Corporation since 1991, Mr. Pitney has been a Director of the Corporation since 1981, Mr. Whitson has been a Director of the Corporation since 1993 and Ms. Michel has been a Director of the Corporation since 1985. All nominees were last elected by Stockholders at the 1996 Annual Meeting.

     Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

     Background information regarding Messrs. Merow, Pitney and Whitson and Ms. Michel, as well as the other Directors of the Corporation, follows.

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
   John E. Merow              2002          Retired  Chairman and Senior  Partner,  Sullivan & Cromwell,           14,534 Common
   1991 to Date                             law firm,  New York,  NY. Mr. Merow is a Director or Trustee               Shares
       (69)                                 of each of the Seligman  Group of investment  companies.+ He is also a Director of  Commonwealth  Industries,  Inc.,  the
     [PHOTO]                                Foreign Policy Association, the Municipal Art Society of New
                                            York,  and  the  United  States  Council  for  International
                                            Business;  Chairman of the American Australian  Association;
                                            Chairman of the New York  Presbyterian  Healthcare  Network,
                                            Inc.  and a Trustee of the New York  Presbyterian  Hospital;
                                            Vice Chairman of the United States-New Zealand Council;  and
                                            a Member of the  American Law  Institute  and the Council on
                                            Foreign Relations.

  Betsy S. Michel             2002          Attorney, Gladstone, NJ. Ms. Michel is a Director or Trustee            6,954 Common
   1985 to Date                             of each of the Seligman Group of investment  companies.+ She               Shares
       (56)                                 is also a Trustee of The Geraldine R. Dodge Foundation;  and
                                            Chairman  of the Board of Trustees  of St.  George's  School
     [PHOTO]                                (Newport,  RI).  She was formerly a Director of The National
                                            Association of Independent Schools (Washington, DC).

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
  James C. Pitney             2002          Retired  Partner,  Pitney,  Hardin,  Kipp & Szuch, law firm,           33,359 Common
   1981 to Date                             Morristown,  NJ. Mr. Pitney is a Director or Trustee of each               Shares
       (72)                                 of the  Seligman  Group  of  investment  companies.+  He was formerly a Director of Public Service Enterprise Group.
     [PHOTO]

  James N. Whitson            2002          Retired Executive Vice President and Chief Operating Officer            8,249 Common
   1993 to Date                             of Sammons  Enterprises,  Inc., Dallas, TX. Mr. Whitson is a               Shares
       (64)                                 Director  or  Trustee  of  each  of the  Seligman  Group  of investment  companies.+  He is  also  a  Consultant  to  and
     [PHOTO]                                Director  of Sammons  Enterprises,  Inc.;  and a Director of
                                            C-SPAN and CommScope, Inc. He was formerly a Director of Red
                                            Man Pipe and Supply Company.

Other Directors

     The other Directors of the Corporation whose terms will not expire in 1999 are:

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
  John R. Galvin              2000          Dean,   Fletcher  School  of  Law  and  Diplomacy  at  Tufts             770 Common
   1995 to Date                             University,  Medford,  MA.  General  Galvin is  Director  or               Shares
       (69)                                 Trustee  of  each  of  the  Seligman   Group  of  investment
                                            companies.+  He is also  Chairman  Emeritus of the  American
                                            Council on Germany;  a Governor  of the Center for  Creative
                                            Leadership;  and a Director of Raytheon  Co.,  the  National
                                            Defense University,  and the Institute for Defense Analyses.
                                            He  was   formerly   a  Director   of  USLIFE   Corporation;
                                            Ambassador,   U.S.  State  Department  for  negotiations  in
                                            Bosnia;   Distinguished   Policy   Analyst   at  Ohio  State
                                            University;  and Olin  Distinguished  Professor  of National
                                            Security Studies at the United States Military Academy. From
                                            June  1987 to June  1992,  General  Galvin  was the  Supreme
                                            Allied Commander, Europe and the Commander-in-Chief,  United
                                            States European Command.

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
  Alice S. Ilchman            2001          Retired President,  Sarah Lawrence College,  Bronxville, NY.           6,186 Common
   1990 to Date                             Dr. Ilchman is a Director or Trustee of each of the Seligman               Shares
       (64)                                 Group of investment  companies.+ She is also Chairman of The
                                            Rockefeller  Foundation  and a Trustee of The  Committee for
                                            Economic  Development.  She was  formerly  a Trustee  of The
                                            Markle  Foundation;  and a  Director  of  the  International
                                            Research & Exchange Board and New York Telephone Company.

Frank A. McPherson            2001          Retired Chairman of the Board and Chief Executive Officer of           6,613 Common
  1995 to Date                              Kerr-McGee Corporation,  Oklahoma City, OK. Mr. McPherson is               Shares
      (65)                                  a  Director  or  Trustee  of each of the  Seligman  Group of
                                            investment   companies.+   He  is   also   a   Director   of
                                            Kimberly-Clark   Corporation,   Bank  of  Oklahoma   Holding
                                            Company,  Baptist  Medical Center,  Oklahoma  Chapter of the
                                            Nature  Conservancy,  Oklahoma Medical Research  Foundation,
                                            and National Boys and Girls Clubs of America;  and President
                                            of the Oklahoma  Foundation for Excellence in Education.  He
                                            was  formerly  Chairman  of the  Oklahoma  City  Chamber  of
                                            Commerce and the Oklahoma City Public Schools Foundation;  a
                                            Director of the Federal Reserve System's Kansas City Reserve
                                            Bank; and a Member of The Business Roundtable.

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
  William C. Morris*          2000          Chairman, J. & W. Seligman & Co. Incorporated, New York, NY.           86,199 Common
    1988 to Date                            Mr. Morris is Chairman and Chief  Executive  Officer of each               Shares
        (61)                                of the Seligman Group of investment  companies;+ Chairman of
                                            Seligman Advisors,  Inc. and Seligman Services,  Inc.; and a
                                            Director of Seligman Data Corp. He is also Chairman of Carbo
                                            Ceramics Inc.; and a Director of Kerr-McGee Corporation.

  James Q. Riordan            2000          Director, various organizations,  Stuart, FL. Mr. Riordan is          179,159 Common
    1989 to Date                            a  Director  or  Trustee  of each of the  Seligman  Group of               Shares
        (71)                                investment  companies.+  He is also a Director or Trustee of
                                            The  Houston  Exploration   Company,  The  Brooklyn  Museum,
                                            KeySpan  Energy  Corporation,  The  Committee  for  Economic
                                            Development,  and Public Broadcasting  Service (PBS). He was
                                            formerly Vice Chairman of Mobil Corporation;  Co-Chairman of the Policy  Council of the Tax  Foundation;  a Director  and
                                            President of Bekaert  Corporation;  and a Director of Tesoro
                                            Petroleum Companies, Inc. and Dow Jones & Company, Inc.

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
 Richard R. Schmaltz*         2001          Director and Managing Director,  Director of Investments, J.           3,131 Common
    1997 to Date                            & W. Seligman & Co. Incorporated, New York, NY. Mr. Schmaltz               Shares
        (58)                                is a Director  or Trustee of each of the  Seligman  Group of investment  companies,+  with the exception of Seligman Cash
                                            Management  Fund,  Inc.  He is also a Director  of  Seligman
                                            Henderson Co. and a Trustee  Emeritus of Colby  College.  He
                                            was formerly  Director,  Investment  Research at Neuberger &
                                            Berman from May 1993 to September 1996.

  Robert L. Shafer            2000          Retired Vice  President of Pfizer  Inc.,  New York,  NY. Mr.           3,000 Common
    1991 to Date                            Shafer is a  Director  or  Trustee  of each of the  Seligman               Shares
        (66)                                Group of investment  companies.+  He was formerly a Director of USLIFE Corporation.

                   Principal Occupation and Other Information

                                                                                                                    Securities
                                                   The nominees designated by asterisk (*) are                     Beneficially
                          Expiration of          "interested persons" of the Corporation (as that                Owned, Directly or
Name, Period Served as   Term if Elected         term is defined in the Investment Company Act of                Indirectly, as of
 a Director and (Age)     as a Director       1940, as amended) because of their stated associations.             March 18, 1999
 --------------------     -------------       -------------------------------------------------------             --------------
   Brian T. Zino*             2001          Director and President, J. & W. Seligman & Co. Incorporated,           28,462 Common
   1993 to Date                             New York,  NY. Mr. Zino is President of each of the Seligman               Shares
        (46)                                Group  of  investment  companies,+  with  the  exception  of
                                            Seligman  Quality  Municipal  Fund, Inc. and Seligman Select
                                            Municipal  Fund,  Inc.  He is also a Director  or Trustee of each of the Seligman Group of investment companies; Chairman of Seligman Data Corp.; and a Director of Seligman Advisors,
                                            Inc. and Seligman Services,  Inc. He is also a Member of the
                                            Board of Governors of the Investment Company Institute and a
                                            Director of ICI Mutual Insurance Company.


+ The Seligman Group of investment companies consists of the Corporation, Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., and Seligman Value Fund Series, Inc.

     Unless otherwise indicated, Directors have sole voting and investment power with respect to shares shown. Mr. Morris shares voting and investment power with respect to 16,638 shares. At March 18, 1999, all Directors and Officers of the Corporation as a group owned beneficially less than 1% of the Corporation's Common Stock.

     Ms. Michel disclaims beneficial ownership of 5,457 shares in two trusts over which she serves as co-trustee. Mr. Morris disclaims beneficial ownership of 31,135 shares in three trusts for his children. Mr. Zino disclaims beneficial ownership of 1,098 shares registered in his wife's name.

     As of January 1, 1998, Mr. Richard R. Schmaltz bought 500 Class A common shares and 1,000 Class B common shares of the Manager from the Manager, each at a price of $239.48 per share. As of January 1, 1999, Mr. Schmaltz bought 1,000 Class B common shares of the Manager from the Manager, each at a price of $307.53 per share.

     The Board of Directors met six times during 1998. The standing committees of the Board include the Board Operations Committee, Audit Committee and
Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

     Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Corporation. The Committee met four times in 1998. Members of the Committee are Messrs. Riordan (Chairman), Galvin, McPherson, Merow, Pitney, Shafer and Whitson, Dr. Ilchman and Ms. Michel.

     Audit Committee. This Committee recommends the independent public accountants for selection as auditors by the Board and Stockholder approval annually. In addition, it reviews, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Committee comments to the Board when warranted and at least annually. It is directly available to the auditors and officers of the Corporation for consultation on audit, accounting and related financial matters. The Committee met twice in 1998. Members of this Committee are Messrs. Whitson (Chairman), Galvin, McPherson and Merow and Ms. Michel.

     Director Nominating Committee. This Committee recommends to the Board persons to be nominated for election as Directors by the Stockholders and selects and proposes nominees for election by the Board between Annual Meetings. The Committee will consider suggestions from

Stockholders submitted in writing to the Secretary of the Corporation. The Committee met twice in 1998. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

     Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he or she serves.

Executive Officers of the Corporation

     Information with respect to Executive Officers, other than Messrs. Morris and Zino, is as follows:

                                        Position with Corporation and Principal
        Name               Age             Occupation During Past Five Years
--------------------------------------------------------------------------------
Charles C. Smith, Jr.      42           Vice President and Portfolio  Manager of
                                        the Corporation since December 1994. Mr.
                                        Smith  is a  Managing  Director  of  the
                                        Manager,  a  position  he has held since
                                        January,  1994. He is Vice President and
                                        Portfolio  Manager  of  Seligman  Common
                                        Stock Fund,  Inc.  and  Seligman  Income
                                        Fund,   Inc.;   and  Vice  President  of
                                        Seligman Portfolios,  Inc. and Portfolio
                                        Manager  of its  Seligman  Common  Stock
                                        Portfolio and Seligman Income Portfolio.

Charles W. Kadlec          53           Vice President of the Corporation  since
                                        May  1996.  Mr.  Kadlec  is  a  Managing
                                        Director   of  the   Manager  and  Chief
                                        Investment    Strategist   of   Seligman
                                        Advisors, Inc.

Lawrence P. Vogel          42           Vice President of the Corporation  since
                                        January  1992.  Mr. Vogel is Senior Vice
                                        President, Finance of the Manager. He is
                                        Vice President of the other investment companies in the Seligman Group. He is also Senior Vice President, Finance of
                                        Seligman  Advisors,  Inc.  and  Seligman
                                        Data Corp.; Vice President and Treasurer of Seligman International, Inc.; Vice
                                        President  of Seligman  Services,  Inc.;
                                        and Treasurer of Seligman Henderson Co.

Frank J. Nasta             34           Secretary of the Corporation since March
                                        1994.  Mr.  Nasta  is  General  Counsel,
                                        Senior   Vice    President,    Law   and
                                        Regulation  and  Corporate  Secretary of
                                        the  Manager.  He is  Secretary  of  the
                                        other   investment   companies   in  the
                                        Seligman  Group.  He is  also  Corporate
                                        Secretary  of Seligman  Advisors,  Inc.,
                                        Seligman   Services,    Inc.,   Seligman
                                        Henderson Co.,  Seligman  International,
                                        Inc., and Seligman Data Corp.

Thomas G. Rose             41           Treasurer  of  the   Corporation   since
                                        November 1992. Mr. Rose is Treasurer of the other investment companies in the Seligman Group. He is also Treasurer of
                                        Seligman Data Corp.

     All Officers are elected annually by the Board and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing Officers is 100 Park Avenue, New York, New York 10017.

Remuneration of Directors and Officers

     Directors of the Corporation who are not employees of the Manager or its affiliates each receive from the Corporation retainer fees of $16,000 per year. In addition, such Directors are currently paid a total of $2,000 for each day on which they attend Board and/or Committee meetings, which is paid by the Corporation and the other Seligman Group investment companies meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. Total Directors' fees paid by the Corporation for the year ended December 31, 1998 were as follows:

    Number of Directors      Capacity in which Remuneration     Aggregate Direct
         in Group                     was Received                Remuneration
    ------------------        -----------------------------      ---------------

           9              Directors and Members of Committees       $215,200

     Director's attendance, retainer and/or committee fees paid to each Director during 1998 were as follows:

                              Aggregate          Pension or Retirement        Total Compensation
                            Compensation          Benefits Accrued as        From Corporation and
Name                      From Corporation   Part of Corporation Expenses        Fund Complex*
------------------------  ----------------   ----------------------------    --------------------
John R. Galvin                 $24,800                   -0-                      $79,000
Alice S. Ilchman                22,400                   -0-                       73,000
Frank A. McPherson              24,800                   -0-                       79,000
John E. Merow                   24,000+                  -0-                       77,000
Betsy S. Michel                 24,800                   -0-                       79,000
James C. Pitney                 23,200+                  -0-                       75,000
James Q. Riordan                23,200                   -0-                       75,000
Robert L. Shafer                23,200                   -0-                       75,000
James N. Whitson                24,800+                  -0-                       79,000
                              --------
                              $215,200
                              ========

---------------
*    There are 17 other investment companies in the Seligman Group.

+ Mr. Merow, who had deferred receiving his fees from the Corporation from 1991 up to 1997, has a balance as of December 31, 1998 of $124,695 in his deferred plan, including earnings. Mr. Pitney, who had deferred receiving his fees from the Corporation from 1983 up to 1993, has a balance as of December 31, 1998 of $222,488 in his deferred plan, including earnings. Mr. Whitson has elected to defer receiving his fees from the Corporation. From 1993 through December 31, 1998, Mr. Whitson has a balance of $132,345 in his deferred plan, including earnings.

     No compensation is paid by the Corporation to Directors or Officers of the Corporation who are employees of, or consultants to, the Manager.

     The affirmative vote of a plurality of the votes cast at the Meeting is required to approve the election of the proposed Directors.

             Your Board of Directors Unanimously Recommends that the
                Stockholders Vote FOR the Election of Each of the
               Nominees to Serve as Directors of the Corporation.


                    B. Ratification of Selection of Auditors
                    ----------------------------------------
                                  (Proposal 2)

     In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Corporation for 1999, subject to ratification or rejection by Stockholders.

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Corporation (as defined in the 1940 Act), has selected, Deloitte & Touche LLP as auditors of the Corporation for 1999. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

     The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of auditors.

               Your Board of Directors Unanimously Recommends that
                the Stockholders Vote FOR the Ratification of the
                 Selection of Deloitte & Touche LLP as Auditors
                               of the Corporation.


   C. Consideration of Increase in Number of Authorized Shares of Common Stock
   ---------------------------------------------------------------------------
                                  (Proposal 3)

     The Board of Directors believes it advisable to amend the Corporation's Charter to increase the authorized number of shares of Common Stock of the Corporation from 129,000,000 to 159,000,000. As of March 18, 1999 there were 116,605,918 shares of Common Stock outstanding and 246,526 shares reserved for issuance upon the exercise of outstanding Stock Purchase Warrants, leaving 12,147,556 shares presently available for future issue.

     Authorized but unissued shares have regularly been issued to Stockholders who take shares for the distributions of realized gain each year. From May 1997 (the last time the number of authorized shares of Common Stock was increased) through 1998, the Corporation issued 20,766,749 shares in connection with its gain distributions. Also, shares are issued to satisfy the requirements of Automatic Dividend Investment and Cash Purchase Plans, Individual Retirement Account Trusts, Retirement Plans for Self-Employed Individuals, the Seligman Data Corp. Employees' Thrift Plan and the J. & W. Seligman & Co. Incorporated Matched Accumulation Plan (collectively the "Plans"). Shares will be issued at a price equal to the lower of (i) the closing sale or bid price, plus commission, on the New York Stock Exchange on the ex-dividend date or the date of issuance and (ii) the greater of net asset value and 95% of the closing sale or bid price on such date. In November 1998, the Corporation implemented a share repurchase program. Shares repurchased pursuant to this program reduce the Corporation's outstanding shares, and the number of shares repurchased become available for reissuance under the Plans. However, the number of shares that have been repurchased and that the Corporation expects to be repurchased are not enough to meet the anticipated issuance pursuant to the Plans. Issuance by the Corporation of these additional shares for consideration will not affect the rights of existing Stockholders, except that the relative voting power of a Stockholder who does not acquire additional shares will be reduced if there is an increase in the number of shares of Common Stock outstanding.

     The Board believes it is advisable to amend the Corporation's Charter to authorize a reasonable number of additional shares, in particular in order that the Corporation may continue to be able to satisfy the requirements of its capital gain distributions and of the Plans described above. Therefore, the Board proposes that the first sentence of Article FIFTH of the Charter be revised as follows (underscoring indicates additions and brackets deletions):

     "FIFTH. The total amount of authorized capital stock of the Corporation is 160,000,000 [130,000,000] shares, having an aggregate par value of $129,500,000 [$114,500,000], of which 1,000,000 shares of the par value of
     $50 each, amounting in the aggregate to $50,000,000, are $2.50 Cumulative Preferred Stock (hereinafter called the preferred stock) and 159,000,000 [129,000,000] shares of the par value of $0.50 each, amounting in the aggregate to $79,500,000 [$64,500,000], are Common Stock (hereinafter called the common stock)."

     The adoption of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Preferred Stock and Common Stock of the Corporation. If the Charter is so amended, the Board will have authority to issue the authorized shares without further approval of Stockholders. The Board has no present intention of issuing additional shares except in connection with capital gains distributions and the Plans.

                 Your Board of Directors Unanimously Recommends
                 that the Stockholders Vote FOR the Increase in
                       the Number of Authorized Shares of
                                  Common Stock.

                                D. Other Matters
                                ----------------

     Tri-Continental received four proposals from Stockholders for inclusion in this year's proxy material, three of which are set forth below. Mr. Nathan Lipson has submitted proposals for six consecutive years. Mrs. Eleanor Lipson has submitted proposals for five consecutive years. Mr. Thomas S. Shea has submitted proposals for four consecutive years. Your Board of Directors unanimously recommends that you vote Against each of the Stockholder proposals. The Board's reasoning is set forth following each proposal in a statement of opposition which you are urged to read carefully.


Stockholder Proposal No. 1
       (Proposal 4)

     Mrs. Eleanor Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 30,271 shares of the Corporation's Common Stock and has notified the Corporation that she intends to introduce the following proposal at the meeting:

     Resolved, that the shareholders recommend that the board of directors take the steps necessary to cause a tax-free exchange or merger of Tri-Continental with an open-end, equity-based, mutual fund, the exchange to be based on the net asset value of Tri-Continental shares.

     Mrs. Lipson has submitted the following statement in support of her proposal:

     By exchanging Tri-Continental shares for an open-end mutual fund, on the basis of the net asset value of our shares, this proposal would immediately eliminate the present large market discount on the value of our shares. As of November 20, 1998, Tri-Continental shares traded at a 17.8% discount from their actual net asset value. On November 25, 1998, while Tri-Continental Common shares were worth $36.00, they traded at $29.50. The shareholders should have the opportunity to obtain this $6.50 per share difference.

     Shareholders have been burdened by this persistent discount for many years.
J. & W. Seligman & Co., our investment advisor, has tolerated this situation. The open-ending of our shares by a merger with another fund with better management, could cause both immediate and long term increases in the value of our investments.

     In addition, merger with another fund could result in cost savings by increasing the asset base used as the basis for management fees. Such savings could be used to increase our dividends.

     Tri-Continental prices, like share prices of all publicly-traded companies, are established by the value determined by the investing public. Supply and demand, as decided by investors, decide the price of Tri-Continental stock. It appears to me that the public believes that Tri-Continental's management will do no better in the future than in the past. It follows that, barring a significant change in structure and management, the discount will continue. This could be quickly reversed by merger with an open-end fund.

     If you want an immediate increase in the value of your Tri-Continental investment, you should support this proposal. As a long-term shareholder with a significant investment in Tri-Continental, I urge your support.


               Your Board of Directors Unanimously Recommends that
                   You Vote AGAINST this Stockholder Proposal
                        for the Reasons Set Forth Below.

     Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company providing investors with favorable returns for many years. The Stockholders of the Corporation have overwhelmingly rejected similar types of proposals on eight prior occasions, most recently in 1995, 1996, 1997 and 1998. The Directors continue to believe that the proposal to convert the Corporation into an open-end (mutual) fund, whether through charter amendments or a business combination with a mutual fund as Mrs. Lipson proposes, is not in the best interests of Tri-Continental Stockholders. The stockholders of other closed-end investment companies have considered and, in many cases, rejected similar proposals to convert to open-end status. The effect of such a change might be to provide some Stockholders with a quick, one-time profit, but it would be at the expense of other Stockholders who have invested for the longer term and wish to remain in a closed-end fund.

     A principal reason offered in support of proposals to convert closed-end funds to open-end status is the elimination of the discount from net asset value at which the stocks of most closed-end investment companies (including Tri-Continental) have traded in the market in recent years. While a merger or tax free exchange of shares at net asset value with an open-end mutual fund would eliminate the discount, long-term Stockholders would then find that their money was invested in an entity with many characteristics different from -- and possibly less attractive than -- the one in which they had purchased shares.

     Closed-end investment companies have a fixed amount of capital. As a result, portfolio managers are not burdened by non-investment considerations such as continuous sales or redemptions of shares, and virtually all of a closed-end fund's net assets may be invested in securities. In contrast, open-end funds may receive inflows of new money at inopportune times from an investment point of view. They also must seek to maintain cash reserves to provide for stockholder redemptions in amounts that cannot be anticipated and often occur at inopportune times. Purchases and redemptions of mutual fund shares can be affected by investor psychology and sentiment as well as market and economic factors and can be extremely volatile and unpredictable.

     It has been the experience of other closed-end funds that conversion to open-end status results in the short term in significant redemptions which may force liquidation of portfolio investments, and the realization of capital gains or losses, to the disadvantage of continuing stockholders. In October 1995, Global Privatization Fund merged with and into Alliance Worldwide Privatization Fund to form a combined open-end fund with net assets of approximately $1 billion. Within the first week of the merger, the resulting open-end fund experienced redemptions of approximately $200 million. Within three months of the merger, the redemptions totaled $400 million. In 1996, Emerging Tigers Fund (now Merrill Lynch Emerging Tigers Fund) experienced redemptions of approximately 40% of its net assets within six months of its conversion. Alliance Global Environment Fund suffered redemptions of more than 50% of its net assets within three weeks of conversion to open-end status in October 1997.

     Significant redemptions could adversely affect the performance of the Corporation's assets in several ways if the Corporation were to merge into an open-end fund:

           o Redemptions might force the sale of portfolio securities in amounts and at times that result in unfavorable prices and therefore could be disadvantageous for non-redeeming Stockholders.

           o Redemptions could force the merged entity to realize capital gains that would not otherwise have been realized by the Corporation, with unfavorable tax consequences to continuing Stockholders.

           o Greater liquidity would have to be maintained by the merged fund against the possibility of continuing redemptions. Liquidity concerns would constrain the portion of the fund's assets that could be invested in less liquid securities that may be highly attractive from an investment point of view.

           o The merged mutual fund would likely have in place a "Rule 12b-1 plan" in order to discourage redemptions and encourage sales. Such a plan would involve material expenses not currently incurred by the Corporation's Stockholders and result in a materially higher expense ratio.

           o Because a portion of the merged entity's operating expenses would remain relatively constant as its assets expand or contract, the merged mutual fund's expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions took place.

           o Continuous sales and redemptions of the merged entity's shares could result in shareholder service costs not currently faced by the Corporation's Stockholders and result in an increase in the expense ratio. Such an increase in the expense ratio would have a direct adverse effect on dividend yield and total return.

     The Directors believe that the Corporation's investment performance is more important than the discount to most long-term investors. However, the Corporation has regularly investigated the possible reasons for the discount and possible approaches for reducing it, including share repurchase programs and managed distribution policies. A detailed discussion, including references to the share repurchase program approved by the Directors in November 1998, is included in the Corporation's 1998 Annual Report. The Corporation has also reviewed the opinions of industry experts and various academic studies on the subject of closed-end fund discounts. The Board has reviewed these matters and intends to review them on an ongoing basis in the future. It should be noted that the discounts for all closed-end funds have tended to fluctuate over a wide range. The shares of the Corporation have sometimes traded in excess of net asset value and at other times the shares have traded at a discount from net asset value that is not significant. While there can be no assurance that there will be a substantial reduction in the current discount, there is likewise no reason to believe that, in the future, shares will not trade at a narrower discount or at or above their net asset value as they have in the past.

     While discounts persist, investors are able to purchase shares in the market and put more than a dollar of net assets to work for them for every dollar invested. In fact, 81% of the registered holders of the Corporation's Common Stock are currently taking advantage of this situation either by participating in a plan that allows Stockholders to take the Corporation's dividends, year-end gain distributions, or both, in additional shares, or by purchasing additional shares through one of the plans offered by the Corporation. This opportunity to invest at a discount would be lost after open-ending.

     The Stockholders have overwhelmingly voted against proposals to open-end the Corporation at eight prior annual meetings. In 1998, 1997, 1996 and 1995, proposals substantially similar to the current proposal were rejected by 84%, 83%, 83% and 87%, respectively, of the votes cast. The Stockholders also overwhelmingly voted against proposals to convert to open-end status at the meetings in 1966, 1967, 1977 and 1978.

     Stockholders of several other closed-end investment companies have considered and rejected similar stockholder proposals. For example, in 1995, 1996 and 1997, the stockholders of Putnam Intermediate Government Income Trust and General American Investors Company rejected similar proposals. In 1997, the stockholders of Templeton Global Governments Income Trust, Templeton Global Income Fund and Templeton Dragon Fund rejected similar proposals. And in 1998, the stockholders of Clemente Global Growth Fund, Templeton Dragon Fund and INVESCO Global Health Sciences Fund rejected similar proposals.

     Unlike most closed-end equity funds, the Corporation has outstanding both Preferred Stock and warrants to purchase Common Stock. If the Corporation were to convert to open-end status, the Preferred Stock and warrants would have to be redeemed, resulting in an outflow of capital to pay for the redemptions. It is not even clear whether it would be possible to redeem the outstanding warrants or make other appropriate provision to protect the warrantholders. The Corporation's Charter does not provide for redemption of the warrants under any circumstances.

     Even assuming that these issues could be resolved, the costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be significant. These costs would be borne by the Common
Stockholders. The Corporation has historically had an unusually low expense ratio, and this benefit to Stockholders would be jeopardized by open-ending.

     In summary, the Directors believe that an important continuing service is provided to the investing public by maintaining Tri-Continental as a large and broadly diversified closed-end investment fund. Your vote against this proposal will help to ensure Tri-Continental's continuity as a closed-end fund in the long-term interest of all its Stockholders.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

Stockholder Proposal No. 2
      (Proposal 5)

     Mr. Nathan Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 38,434 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide that in future board of directors elections, except for officers and employees of J. & W. Seligman & Co., Inc. and Tri-Continental Corporation (the "inside directors" or "interested persons"), no person who is a member of a board of directors of a corporation managed by J. & W. Seligman & Co., Inc. shall qualify to serve on the board of directors of Tri-Continental Corporation.

     Mr. Lipson has submitted the following statement in support of his proposal:

     The directors of Tri-Continental Corporation serve on all boards of directors of the mutual funds managed by J. & W. Seligman & Co., i.e., on a total of 17 Seligman boards! Since the other Seligman-run funds have different objectives than Tri-Continental, this proposal could avoid possible conflicts of interest on our board.

     The identical-board device, which concentrates control of all Seligman-run funds in the hands of a single board of directors, could cause our board to give more weight to the views of the manager and other fund considerations than to the interests of Tri-Continental shareholders. Some of the outside directors do not have long association with our company. There are many qualified director candidates outside of those who run the other Seligman funds.

     Many of the "outside" directors on our board also serve on other company boards. The Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors has urged that outside directors serve on no more than 6 corporate boards. They estimate that a director should typically spend a month per year to effectively watch for weak executives and poor company performance. The New York Times of November 16, 1996, ran an article, "When Directors Play Musical Chairs -- Seats on Too Many Boards Spell Problems for Investors." We should not tolerate multiple directors at Tri-Continental.

     Over the long term, Tri-Continental's total return has lagged behind the Standard & Poor's 500 Composite Stock Index and below the performance of many open-end mutual funds. This helps explain the persistent double-digit discount from net asset value in the market price of our shares. The present board of directors has tolerated this situation.

     In prior years many shareholders supported this reform. As more shareholders recognize that management accountability could be accomplished by a board that includes more disinterested and dedicated outside directors, this proposal could carry in 1999. Changes are needed to involve the average shareholder in the operation of our corporation. As a long-term shareholder with a significant investment in Tri-Continental, I urge your support for democracy in the governance of our corporation.

               Your Board of Directors Unanimously Recommends that
                   You Vote AGAINST this Stockholder Proposal
                        for the Reasons Set Forth Below.

     The Board of Directors is very concerned about imposing additional qualification requirements on potential Directors. Such limits would have the effect of reducing the pool of well-qualified candidates from which your Directors are chosen. If the proposal were implemented, it would immediately result in nine of the Corporation's current Directors becoming disqualified to stand in future elections unless they resigned their directorships and trusteeships in the other investment companies managed by Seligman. Loss of any of these valuable Directors would result in the loss of important Board continuity and of a significant depth of expertise, talent and experience. Maintaining such continuity and having the benefit of such expertise, talent and experience are tremendous assets and are in the best interests of the Corporation and its Stockholders.

     Stockholders have considered this proposal submitted by either Mr. Lipson or Mrs. Lipson at the 1995, 1996, 1997 and 1998 annual meetings, and 83%, 78%, 80% and 80% of the votes cast, respectively, were cast against the proposal.

     Many corporations, including Tri-Continental, have found it beneficial to have directors who are also directors of other companies. This is particularly true among groups of investment funds, many of which have long recognized that common boards provide numerous benefits, including cost savings and other efficiencies, to each fund in their group individually. Directors on common boards have the important benefit of a much broader knowledge of the investment company business, and the group's investment adviser, than a director of only one fund. In addition, similar issues often confront the boards of various investment companies in a complex of funds.

     The Corporation has found that directors serving on the boards of other funds bring experience, insight and understanding to issues involving the Corporation, which is in the best interests of Tri-Continental's Stockholders. The Directors believe that this experience and insight would be unavailable to the Corporation if this proposal were adopted.

     There is no requirement that Directors of the Corporation serve as directors of other funds managed by Seligman, and every Director is fully accountable to the Stockholders of Tri-Continental Corporation whether or not he or she serves on the board of another company. Each year a portion of the Board must be nominated and re-elected. Nominations are made by the Director Nominating Committee comprised of Directors who are not "interested persons" of Tri-Continental. Under the present system, Stockholders have the ability to elect the Directors of their choice. Adoption of the artificial qualifications required under this proposal would limit that choice.

     The investment objectives and policies of the Corporation are fully understood by the Directors. Their service as directors of other investment funds does not affect their commitment to such objectives and policies. In fact, the Directors believe that the insight gained from serving as directors for investment funds with differing investment objectives and policies helps provide a perspective that would otherwise be unavailable.

     The compensation of the Corporation's Directors is set having regard to the fact that they serve on the boards of other funds managed by Seligman, and if they were not directors of such other funds, the Corporation would find it necessary to increase Director remuneration significantly, thus increasing the expenses of the Corporation.

     Mr. Lipson suggests that the report (the "Report") of the Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors (the "NACD") supports his proposal. We disagree. First, the NACD has not "urged that outside directors serve on no more than 6 corporate boards," as Mr. Lipson claims. Rather, the Report recommends that corporations consider establishing guidelines to avoid potential "director over-commitment." Although the Report mentions that "[b]oards should prefer individuals who hold no more than five or six public-company directorships," it cautions against a "one-size-fits-all" approach and clearly states that "[t]hese guidelines, like all of this Report's recommendations, should be adapted by individual boards to individual corporate circumstances." Moreover, the Report does not even imply that the unique requirements of service on investment company boards were addressed or considered by the NACD. In addition, Mr. Lipson's claim that the NACD "estimate[s] that a director should typically spend a month per year" in executing their duties is misleading because the Report makes no such estimate; rather, the Report mentions in a footnote that directors spend various amounts of time "preparing for and attending board and committee meetings, to as much as 190 hours per year."

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for consideration by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.


Stockholder Proposal No. 3
      (Proposal 6)

     Mr. Thomas S. Shea, Route 1, Box 117, Secor, Illinois 61771-9730 is the owner of 1,313 shares of the Corporation's common stock and has notified the Corporation that he intends to introduce the proposal set forth below at the meeting.

     RESOLVED that the Shareholders of The Tri-Continental Corporation assembled in annual meeting in person and by proxy recommend to and authorize the Board of Directors to not renew the contract with J. & W. Seligman & Company for portfolio management and investment advisor and to solicit proposals from others that have no affiliation with Seligman.

     Mr. Shea has submitted the following statement in support of his proposal:

1. The significant discount to net asset value persists. According to the summary of closed-end funds printed in the 11/29/98 edition of the New York Times, our shares closed Friday 11/27 at 17.84% discount to net asset value, viz., 36.14 of assets selling for 29.75.

     Of the 21 general equity funds published in the weekly summary, TY was 19th out of 21 (only 2 others sold at a greater discount on a percentage basis).

     Of the 21 funds, 5 were at a premium to net asset value (one at 11%, another at 18% premium). 2 were at a discount of less than 5%; 8 were at a discount of 6%-10%; 2 were in the range of 11%-15%; 3 (including TY) were in the 16%-20% group; one was over 20%.

     There is a persistent pattern of TY being near the bottom of the list (i.e. greater discount) for at least the past four years.

     The effect of this for anyone who needs/wants to sell some shares is that the seller gets approximately 83% of the real-value for their share of the "corporate-pie".

2. Looking at it from a little different perspective, the discount means that TY is a "leveraged situation".

     For every dollar invested in the  purchase/ownership of TY stock, there are
1.20 worth of assets working.

     Would it not be reasonable to expect this "leverage" to give us a better return than the market averages?

     That might be a reasonable expectation but the historic facts are that TY's annualized returns have been less than those of the S&P 500 for at least the last four years.

     Management's explanation for this "lagging performance" is that the TY portfolio has less volatility (lower beta) than the S&P 500. Hence, TY with lower volatility and presumably lower risk, returns less (risk being equated with return). This explanation is true but it ignores the fact of the 120% leverage.

3. At the last four annual meetings the Management cannot explain the persistence and the magnitude of the discount to net asset value.

     At the '98 meeting I suggested that at least a partial explanation might be found in the observation of Dr. J. Mark Mobius in his '96 book ("Mobius on Emerging Markets").

     On pg. 224 of that work, Dr. Mobius is speaking of closed-end funds (same structure as TY) in emerging markets. He states: "A continuous discount indicates investor perception that the manager of the fund is not adding value to the fund, while a premium indicates that investors believe the fund manager's efforts enhance the value of the fund assets."

     (Dr. Mobius was named Closed-End Fund Manager of the Year in '93 by "Morning Star".)

4. Seligman has been the only manager and investment advisor since the inception of TY (1929).

5. The Board of Directors has the responsibility to obtain the best portfolio management and advisors and to evaluate the performance of these contractors on a regular and timely basis.

     Our Board includes three officers of Seligman and all of the other Board members are also directors of sixteen other Seligman funds. Also, the fees paid by TY to Seligman are not negligible.

     Objective evaluation might be difficult in these circumstances. Hence, I am offering this resolution for your consideration and urging your affirmative vote.


               Your Board of Directors Unanimously Recommends that
                   You Vote AGAINST this Stockholder Proposal
                        for the Reasons Set Forth Below.

     This Stockholder proposal, if adopted, would recommend that the Board of Directors effectively terminate the Corporation's 70 year relationship with the Manager, and select and propose for Stockholder approval a new and unnamed manager for the Corporation. The Board believes that this proposal is inappropriate and adverse to the interests of the Corporation and its Stockholders, and strongly urges its defeat.

     Each year, as mandated by law, the Board carefully considers whether the Corporation's management agreement with the Manager should be continued for another one year period. In the past (most recently in November 1998) your Directors have concluded that such continuance is in the best interests of the Corporation and its Stockholders. Under the management of J. & W. Seligman & Co. Incorporated, Tri-Continental has operated successfully as a closed-end investment company since 1929, providing investors with favorable returns over time. For the year ended March 31, 1999, the Corporation returned 14.82% based on net asset value and 15.88% based on market price. For the five- and ten-year periods ended March 31, 1999, the Corporation's average annual total returns were 21.14% and 17.05%, respectively, based on net asset value and 21.34% and 16.00%, respectively, based on market price. The Corporation's returns based both on net asset value and market price exceeded the net asset value performance of the Corporation's peers, as measured by the Lipper Closed-End Growth & Income Funds Average, for the same one-, five- and ten-year periods. In addition, over the same periods, the Corporation's returns based both on net asset value and market price also exceeded the performance of the Lipper Growth & Income Funds Average (which measures the performance of open-end funds with
investment   objectives   similar   to   those   of
the Corporation). Today Tri-Continental is the nation's largest publicly-traded, diversified closed-end equity investment company, with approximately $4 billion in assets.

     In his supporting statement, Mr. Shea expresses frustration that the Corporation's shares currently trade at a discount to their net asset value, and suggests, without any factual support, that replacement of the Manager is likely to result in a reduction in the Corporation's discount. Your Board of Directors disagrees. As discussed in numerous Annual Reports to Stockholders, in this and prior Proxy Statements, and at presentations at Annual Meetings of Stockholders, the Manager and Board of Directors devote a great deal of attention to the discount issue. The Manager regularly makes presentations to the Board regarding the Corporation's market discount and possible explanations therefor, as well as similar information regarding other funds in Tri-Continental's competitive universe. The Board and the Manager have reviewed numerous theories and studies addressing the trading price of closed-end fund shares, and closely monitor the steps that other closed-end funds have taken in an attempt to reduce their trading discounts. The Board is willing to consider actions that might have a discount reducing effect, but will not approve any plan unless it concludes that implementation would be in the best interests of the Corporation and its Stockholders. For example, in 1997, your Board carefully considered, and then rejected, a proposed "managed distribution plan" for your Corporation because the Directors did not believe that such a plan would be in the best interests of the Corporation and its Stockholders. More recently, your Board authorized a stock repurchase program in November 1998. One of the considerations in approving this program was its potential to modestly reduce the discount over time.

     Mr. Shea suggests that the Manager, whose investment advice to Tri-Continental over the last 70 years has resulted in the Corporation's enviable performance record, is to blame for the current discount. One of the features of a closed-end fund is that its shares trade at market prices determined by supply and demand, and that such prices frequently differ from the net asset value of such shares. The discount or premium varies over time and affects an investor's total return. As discussed in Tri-Continental's current Annual Report to Stockholders, the Corporation's discount has varied significantly in recent years, as have the market discounts of many other closed-end funds. No single variable or factor can explain why many closed-end investment companies typically sell at discounts or the levels of discounts of particular funds or why they may change significantly over time.

     The Manager will continue its ongoing study of the discount issue and industry developments, including the levels of discounts of particular funds and why they may change significantly over time, and your Board will continue to monitor the situation and to review possible actions, such as the stock repurchase program implemented in November 1998, that might be taken and which are consistent with the best interests of Tri-Continental and its Stockholders. Your Board believes that any such actions should be in keeping with the Corporation's investment objectives of long-term growth of capital and income with reasonable current income, and should not sacrifice the investment advantages that Tri-Continental and its Stockholders now derive from the Corporation's closed-end structure, some of which are discussed in the response to the first stockholder proposal above.

     In his supporting statement Mr. Shea argues that the Corporation's current discount should result in a boosted return to stockholders because of the "leverage" that he believes is implied by the discount. The Board of Directors believes that Mr. Shea is incorrect. While a Stockholder's market return will be affected by changes in the Corporation's discount or premium after the date shares are purchased, this is clearly not analogous to leverage. For example, if shares with a net asset value of $100 are purchased at $85 (a 15% discount) and sold one year later at the same 15% discount after a 30% increase in the underlying net asset value (i.e., to $130), the investor will have proceeds of $110.50, which is 30% more than $85. A market discount to net asset value has no leveraging effect on performance as Mr. Shea asserts.

     The quote from Dr. Mark Mobius' book in the third paragraph of Mr. Shea's supporting statement is taken from an extremely brief and conclusory discussion in Dr. Mobius' book on emerging markets and should not be taken as an authoritative statement on the cause of discounts from net asset value. As noted above, closed-end fund discounts have been the subject of numerous and extensive studies, none of which has purported to explain discounts by a single factor or variable, although some have found that various factors, such as the extent of embedded potential capital gains tax liability, may have a statistically significant influence on a fund's discount. None of these studies is referenced in the brief discussion cited by Mr. Shea. The Corporation questions Mr. Shea's assertion that Dr. Mobius is of the view that investor perception of a closed-end fund's manager is the sole factor in determining whether a fund trades at a discount or premium, particularly since four of the six closed-end funds for which he is listed as the portfolio manager are currently trading at discounts of more than 17%, with one at a discount of more than 20% (based on prices as of Friday, April 9, 1999).

     Each November your Corporation's Board of Directors considers whether or not to approve the continuance of the management agreement between Tri-Continental and the Manager, as required by the 1940 Act and in accordance with the terms of such agreement. In determining whether to approve such continuance, the Directors consider a large number of factors and a great deal of information, including information regarding investment performance, and are subject to fiduciary and other duties under applicable law. The Directors who are not affiliated with the Manager meet separately and consult with counsel that is independent of the Manager. Under the 1940 Act, the Manager has a duty to provide, and the Directors have a duty to request, all information relevant to making their determination on the continuance of the Corporation's management contract. This process, and the diligence with which the Board undertakes its responsibilities, ensures a careful and thorough review of the management contract every year. Mr. Shea suggests that Stockholders second guess this review by the Directors they have elected.

     A management agreement with any new adviser would require Stockholder approval, which could only occur once a new manager had been selected, and after considerable Stockholder expense. During this time, your investment in the Corporation could be harmed.

     This proposal will not be adopted unless it receives the affirmative votes of the holders of a majority of the votes cast on such proposal. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal.

     The Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

                                 ---------------

     The Corporation knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

     Notice is hereby given that, under the Securities and Exchange Commission's stockholder proposal rule (Rule 14a-8), any Stockholder proposal that may properly be included in the Proxy solicitation material for the next Annual Meeting, now scheduled for May 2000, must be received by the Corporation no later than December 20, 1999. Timely notice of Stockholder proposals submitted outside of the Rule 14a-8 process must be received by the Corporation no later than March 21, 2000 to be eligible for presentation at the May 2000 Annual Meeting.

                                   E. Expenses
                                   -----------


     The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or by telephone or telegraph by Directors, Officers and employees of the Corporation, the Manager, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp., and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. The Corporation has engaged Morrow & Co., Inc., 445 Park Avenue, New York, N.Y. 10022 to assist in soliciting for a fee of $4,000, plus expenses.


                                         By order of the Board of Directors,

                                         /s/Frank J. Nasta
                                         ------------------------------
                                         Secretary


                                   ----------

     It is important that Proxies be returned promptly. All Stockholders, including those who expect to attend the Meeting, are urged to date, fill in, sign and mail the enclosed form of Proxy in the enclosed return envelope which requires no postage if mailed in the United States. A Proxy is not required for admission to the Meeting.

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                          Tri-Continental Corporation
                                   Managed by

                                   [GRAPHIC]

                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                        INVESTMENT MANAGERS AND ADVISORS
                                ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017





                -----------------------------------------------

                                 Tri-Continental
                                   Corporation


                            Notice of Annual Meeting
                                of Stockholders
                                      and
                                Proxy Statement

                       ----------------------------------
                       Time:  May 20, 1999
                              10:00 A.M.
                       ----------------------------------

                       Place: Four Seasons Resort
                              2800 South Ocean Boulevard
                              Palm Beach, Florida 33840
                -----------------------------------------------




                -----------------------------------------------
                Please date, fill in and sign the enclosed form
                  of Proxy and mail it in the enclosed return
                     envelope which requires no postage if
                          mailed in the United States.
                -----------------------------------------------

                                   [GRAPHIC]

                   PROXY TRI-CONTINENTAL CORPORATION PREFERRED
                       100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 20, 1999 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.
This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees to the Board of Directors, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5 and 6.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends you vote FOR each of the Nominees and FOR Proposals 2 and 3

     To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (NO ADDITIONAL VOTE IS NECESSARY.)

1.       ELECTION OF DIRECTORS
         NOMINEES: John E. Merow, Betsy S. Michel, James C. Pitney, and
                  James N. Whitson
                  [ ] FOR [ ] AGAINST [ ] WITHHOLDING AUTHORITY

         all nominees all nominees for individual nominees listed below

         ---------------------------------------------------------------------
2.       Ratification  of the  selection  of Deloitte & Touche llp as Auditors
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. Approval of amendment to the Charter to increase the authorized shares of Common Stock
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

The Board of Directors recommends that you vote AGAINST proposals 4, 5 and 6

4.  Stockholder proposal relating to open-ending
      FOR  [  ]      AGAINST   [  ]      ABSTAIN    [  ]

5. Stockholder proposal imposing additional qualification requirements on potential Directors
      FOR  [  ]      AGAINST   [  ]      ABSTAIN    [  ]

6. Stockholder proposal relating to removing J. & W. Seligman & Co. Incorporated as manager
      FOR  [  ]      AGAINST   [  ]      ABSTAIN    [  ]


      DATED_________________________________________, 1999

 Signature  _____________________________________________________________

             ___________________________________________________________________
 Signature (if jointly held)

     Please sign  exactly as your  name(s)  appear(s)  on this  proxy.  Only one
signature  is  required  in  case  of  a  joint  account.   When  signing  in  a
representative  capacity,  please give  title.

Your vote is important. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

                    PROXY TRI-CONTINENTAL CORPORATION COMMON
                      100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 20, 1999 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.
This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees to the Board of Directors, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5 and 6.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends you vote FOR each of the Nominees and FOR Proposals 2 and 3

     To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (NO ADDITIONAL VOTE IS NECESSARY.)


1.       ELECTION OF DIRECTORS
         NOMINEES: John E. Merow, Betsy S. Michel, James C. Pitney, and
                  James N. Whitson
         [  ] FOR      [  ] WITHHOLD   [  ] WITHHOLDING AUTHORITY   all nominees
all nominees for individual nominees listed below

         ---------------------------------------------------------------------
2.  Ratification of the selection of Deloitte & Touche llp as Auditors
         [  ] FOR     [  ] AGAINST     [ ] ABSTAIN

3. Approval of amendment to the Charter to increase the authorized shares of Common Stock
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

The Board of Directors recommends that you vote AGAINST proposals  4, 5 and 6

4.  Stockholder  proposal  relating to open-ending
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN
5. Stockholder proposal imposing additional qualification requirements on potential Directors
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN
6. Stockholder proposal relating to removing J. & W. Seligman & Co. Incorporated as manager
         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN


         DATED __________________________________________________, 1999

Signature _______________________________________________________________

                 _______________________________________________________________
Signature (if jointly held)

Please sign exactly as your name(s) appear(s) on this proxy.
Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

Your Vote Is Important.

Please complete, sign and return this card as soon as possible. Mark each vote with an X in the box.